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                                                                   EXHIBIT 99-20

                  ELEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           THE DETROIT EDISON COMPANY

      THIS ELEVENTH AMENDMENT, dated as of the first day of July, 2000, by and between Fidelity Management Trust Company (the "Trustee") and The Detroit Edison Company (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 30, 1994, as amended with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively and individually, the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1) Amending and restating the Loan Fee section of Schedule B as follows:

            -  Loan Fee         Establishment fee of $35,00 per loan account;
                                annual fee of $15.00 per loan account. FEE
                                WAIVED.

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eleventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE DETROIT EDISON COMPANY               FIDELITY MANAGEMENT TRUST
                                         COMPANY

By: /s/ Darrell K. Ferrell  06-15-2000       By: /s/ Carolyn Redden   06-29-2000
    ----------------------  ----------           ------------------   ---------
    Darrell K. Ferrell      Date                 Carolyn Redden       Date
                                                 Vice President

Detroit Edison-LPS
Eleventh Amendment